MERGER AND BUSINESS DEVELOPMENT AGREEMENT

     This Merger and Business Development Agreement dated as of June 23, 1999 (this "Agreement") by and among Spectrum Information Technologies, Inc., doing business as Siti-Sites. com, a Delaware corporation ("SITI"), SITI-II, Inc., a Delaware corporation and a wholly-owned subsidiary of SITI ("SITI-II"), Tropia, Inc., a Delaware corporation ("Tropia"), Red Hat Productions, Inc., a New York corporation ("Red Hat"), and Ari Blank ("A. Blank") and Arjun Nayyar ("Nayyar" and, together with Red Hat and A. Blank, the "Sellers").

     WHEREAS, each of Jonathan Blank ("J. Blank"), Lawrence Powers ("L. Powers") and Barclay Powers ("B. Powers") is a shareholder of SITI, and also owns 33-1/3% of the issued and outstanding stock of Red Hat;

     WHEREAS, Red Hat owns 55%, A. Blank owns 22-1/2% and Nayyar owns 22- 1/2% of the issued and outstanding stock of Tropia;

     WHEREAS, Tropia is engaged in, and is continuing to develop, the Business (as defined below), and in connection therewith has established and is continuing to develop a web site (the "Web Site") relating to the music industry; and

     WHEREAS, SITI and the Sellers desire that Tropia become a wholly-owned subsidiary of SITI by merging SITI-II with and into Tropia, and that the Business continue to be developed by J. Blank, A. Blank and Nayyar (collectively, the "Individuals"), all upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

1. BUSINESS; BUDGET. The parties intend to use compressed digital music formats such as MP3 to develop a virtual record company which will promote independent music artists by enabling them to distribute their music to a global audience through the Web Site. They further intend for consumers to be able to listen to streaming music on, and to download MP3 versions of songs from, the Web Site. The parties expect Tropia to derive revenues from, among other sources, Web Site viewers who purchase compact discs and other merchandise and products relating to the featured artists, as well as from advertising and from services provided to featured artists. For purposes of this Agreement, "Business" shall refer specifically to and be limited to such Internet based music Web Site targeted at the general public featuring downloadable music, streaming music and the sale of music related merchandise. While the Business may grow to encompass other aspects, the definition of "Business" shall not include such other aspects.


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The  parties  have  prepared  a budget,  a copy of which is  attached  hereto as
Exhibit A (the "Budget"), forecasting the revenues and expenses of the Business for the first six months following the date hereof. The Individuals shall prepare a similar budget for the six month period subsequent thereto (which is expected to be larger and require more funding than the Budget for the first six months following the date hereof) for approval by SITI, which approval shall not be unreasonably withheld. The Individuals and SITI shall also prepare a similar budget for each subsequent 12 month period thereafter.

2. THE MERGER. (a) On or as soon as practicable after the date hereof, the parties shall cause SITI-II to be merged (the "Merger") with and into Tropia by duly executing and filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall be effected upon the terms set forth in this Agreement and shall be effective upon the filing of the Certificate of Merger. Tropia shall be the surviving corporation in the merger and shall continue its corporate existence under the laws of the State of Delaware and the separate corporate existence of SITI-II shall cease.

     (b) Following the filing of the Certificate of Merger as set forth above, the Merger shall have the effects set forth herein and in the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, after such filing all the property, rights, privileges, powers and franchises of Tropia and Siti-II shall vest in the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Tropia and Siti-II shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving corporation.

     (c)  Following the filing of the  Certificate of Merger as set forth above,
(i) the Certificate of Incorporation of Tropia shall become the Certificate of Incorporation of the surviving corporation until amended in accordance with the provisions thereof and applicable law, provided that following the filing of the Certificate of Merger such Certificate of Incorporation shall be amended so that the name of the surviving corporation shall be "Tropia, Inc.", (ii) the By-Laws of SITI-II shall become the By-Laws of the surviving corporation until amended in accordance with the provisions thereof and applicable law, and (iii) L. Powers, Jon Gerber and J. Blank shall be the initial directors of the surviving corporation, and the officers of Tropia immediately prior to the effective date of the Merger shall be the initial officers of the surviving corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the surviving corporation.

     (d) Following the filing of the Certificate of Merger as set forth above, by virtue of the Merger and without any action on the part of SITI- II, Tropia or their respective shareholders, (i) each issued and outstanding share of common stock of Tropia shall be canceled, shall be deemed to be no longer outstanding, shall not be transferable on the books of the surviving corporation and shall be converted automatically into and represent the right to receive the



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kind and  amount  of  consideration  set forth in this  Agreement,  and (ii) the shares of common stock, par value $0.001 per share, of SITI-II issued and outstanding shall be converted into and exchangeable for, in the aggregate, 1,000 validly issued, fully paid and non-assessable shares of common stock, par value $0.001, of the surviving corporation, which shall constitute all of the issued and outstanding shares of the surviving corporation.

3. WAIVER OF CONSIDERATION; MERGER CONSIDERATION; ESCROW. (a) L. Powers and B. Powers hereby agree to waive their right to receive any merger consideration to which they would otherwise have been entitled as shareholders of Red Hat in connection with the Merger, and further waive their right to reimbursement of prior cash advances to Red Hat which were used for Tropia's benefit. L. Powers,
B. Powers, J. Blank and Red Hat acknowledge and agree that as a result of the foregoing waiver, the amount of merger consideration to be received by Red Hat shall be reduced by 66- 2/3% and that all merger consideration to be received by Red Hat shall be distributed by Red Hat solely to J. Blank on account of his interest in Red Hat.

     (b) In connection with the Merger and subject to the terms hereof, the Sellers shall be entitled to receive up to an aggregate of 316,667 shares of SITI's common stock, par value $0.001 ("SITI Shares") in accordance with Section 3(b). The parties acknowledge that the number of SITI Shares to be received by the Sellers has been calculated based upon a total valuation and consideration of 500,000 SITI Shares, and such amount was reduced as a result of the waiver contained in Section 3(a). SITI agrees that it shall reserve 183,333 SITI Shares (which equals the number of additional SITI Shares that would otherwise have been issued to Red Hat but for the waiver contained in Section 3(a)), and that it shall issue such shares in the future (and/or options to acquire such shares at the then current share price) to such management personnel working for Tropia after the date hereof, as SITI and the Chief Executive Officer of Tropia may agree upon.

     (c) (i) On the effective date of the Merger, SITI shall issue and deliver a total of 158,333 Siti Shares as follows: (A) 56,250 SITI Shares to A. Blank,
(B) 56,250 SITI Shares to Nayyar, and (C) 45,833 SITI Shares to Red Hat (for distribution solely to J. Blank on account of his interest in Red Hat), in consideration of the Merger. Red Hat agrees that it shall distribute such Siti Shares to J. Blank as of the effective date of the Merger, and the shareholders of Red Hat hereby unanimously consent to such distribution.

          (ii) On the effective date of the Merger, SITI shall also issue and deliver to Sills Cummis Radin Tischman Epstein & Gross, P.A., as escrow Agent (the "Escrow Agent"), pursuant to an Escrow Agreement dated the date hereof (the "Escrow Agreement"), an additional 158,333 SITI Shares as follows: (A) 56,250 additional SITI Shares in the name of A. Blank, (B) 56,250 additional SITI Shares in the name of Nayyar, and (C) 45,833 additional SITI Shares in the name of Red Hat (for distribution solely to J. Blank on account of his interest in Red Hat), in consideration of the Merger.

          (iii)SITI agrees to fund the Business for the 12-month period commencing on the effective date of the Merger (the "First Phase") in accordance with the budgets delivered pursuant to Section 1. If, on the last day of the First Phase, SITI determines, in its good faith discretion, that (A) the actual financial results of the Business are within the amounts in the budgets for the First Phase, and (B) the Web Site has generated sufficient viewer/advertising interest to justify its continued development and support by SITI, SITI shall instruct the Escrow Agent to deliver from escrow all additional SITI Shares to
A. Blank, Nayyar and Red Hat (for distribution solely to J. Blank on account of his interest in Red Hat), as the case may be. SITI may, in its sole discretion, deliver additional SITI Shares (or options to acquire additional SITI Shares), to any such person (including J. Blank) in recognition of particular performance achievements during the First Phase, whether as a result of administration, acquisitions or web site development. If, however, the conditions in clauses (A) and (B) above have not been met on the last day of the First Phase, and SITI decides to discontinue the operations of the Business, SITI may instruct the Escrow Agent to deliver from escrow back to SITI all additional SITI Shares in the name of A. Blank, Nayyar, and Red Hat, and shall be deemed to have performed all of its obligations hereunder without further liability or duty to continue the Business. In the event that SITI instructs the Escrow Agent to deliver from escrow back to SITI all additional SITI Shares in the name of A. Blank, Nayyar, and Red Hat, each party shall be deemed to be released from any further obligations hereunder (except for the provisions which shall survive the termination hereof in accordance with Section 13) and SITI shall transfer to the Individuals all of the stock of Tropia (51% to J. Blank, 24.5% to A. Blank and 24.5% to Nayyar) for no additional consideration, provided that prior to such transfer, Tropia shall return to SITI the unused portion of all cash advances or contributions made by SITI to Tropia.

4. CAPITAL CONTRIBUTIONS. (a) On the effective date of the Merger, SITI shall make an initial capital contribution to Tropia in the amount of $100,000, to be used by Tropia for the continued development of the Business, including the Web Site.

     (b) During the First Phase, SITI shall make additional contributions to Tropia each month (other than the first month after the date hereof), as necessary in accordance with the budgets delivered pursuant to Section 1 (as such budgets may be modified in accordance with Section 1), or in such other amounts as SITI and the Chief Executive Officer of Tropia may agree upon in their discretion.

5. THE INDIVIDUALS. (a) During the First Phase and for a period of one year thereafter, the Individuals shall devote all reasonable time and effort to the Business to enable the results of operations of the Business to meet or exceed the levels set forth in the Budget or in any subsequent budget. Notwithstanding the foregoing, SITI and Tropia recognize that the Individuals cannot guarantee the performance of Tropia and that the results of operations of Tropia may fail to reach or exceed such levels despite the Individuals' efforts and time commitments. J. Blank shall be the Chief Executive Officer of Tropia. A. Blank and Nayyar shall be employed by Tropia as Creative Director and Technology Director, respectively, during the First Phase, each to receive a starting salary of $40,000 per year. Thereafter, each Individual shall be paid the salary set forth in each subsequent budget. SITI shall negotiate in good faith with each Individual concerning such Individual's salary (and related terms), and shall take into account such Individual's post-merger contributions to Tropia and SITI, such Individual's future time commitments to Tropia and the reasonable value of such Individual's services in the job market in general. The failure of SITI and any Individual to agree upon such Individual's salary (or related terms) for the period immediately following the First Phase shall not affect such Individual's right to receive additional SITI Shares to which he is entitled under Section 3(b)(iii) if the Business is continued by SITI after the end of the First Phase; provided that such Individual has otherwise performed his obligations under this Agreement in good faith.

     (b) The Business is a start-up requiring specialized skills and substantial efforts from each Individual. Therefore, any Individual who quits or resigns his job at Tropia during the First Phase or who fails to perform in good-faith his job at Tropia shall be liable to Tropia; provided that his liability therefore shall be limited solely to the SITI Shares which otherwise would have been delivered to him at the end of the First Phase.

     (c) SITI recognizes that each Individual is independent, engages in, and will continue to engage in, other business activities (including, in the case of J. Blank, a motion picture production business), which may include other non-music related Internet businesses (collectively, the "Other Businesses"). Each Individual shall have the right to engage in Other Businesses; provided, that each Individual agrees that while he is an officer or employee of Tropia, he will not engage in Other Businesses whose products or activities directly compete in any material respect with those of the Business (as defined in Section 1). Each Individual further agrees that while he is an officer or employee of Tropia, he shall keep confidential and not use for his own account the trade secrets and other confidential proprietary information and materials of the Business; provided that this restriction shall no longer apply if the stock of Tropia is returned to the Individuals pursuant to Section 3(c)(iii). The Individuals acknowledge and agree that the covenants set forth above are necessary for the protection of SITI and Tropia and that the nature and scope of each such covenant is reasonable.

6. REPRESENTATIONS AND WARRANTIES. The Sellers and the Individuals make such representations and warranties to SITI as are set forth in Exhibit B hereto.
SITI makes such representations and warranties to the Sellers and J. Blank as are set forth in Exhibit C hereto. L. Powers and B. Powers make such representations and warranties to SITI, the Sellers and J. Blank as are set forth in Exhibit D hereto.

7. SUCCESSFUL DEVELOPMENT. (a) SITI shall establish an incentive bonus plan for the Individuals (provided they remain executive officers and/or employees of

Tropia) and other executives of Tropia added to their team after the date hereof. Such bonus system shall use the standard measure then being used in all divisions of SITI, based on revenues and/or earnings performance of the Business. In addition, after the second anniversary of the date hereof, SITI shall include employees of Tropia in any employee stock option plan it provides to its own employees.

     (b) While employed by Tropia, the Individuals shall seek out and evaluate, and assist SITI in seeking out and evaluating, new projects and business opportunities, new Inventions (as defined in and subject to Section 11) by any of them, or other new ways to expand any web site used in the Business (collectively, "Business Opportunities"), and consult with SITI regarding, and possibly participate in, other SITI projects. The parties acknowledge and agree that Business Opportunities shall not include new projects and business opportunities, new Inventions or other activities (E.G., J. Blank's film production activities) which do not directly relate in any material respect to the Business (as defined in Section 1). The parties will maintain the confidentiality of any proposed Business Opportunity, provided, however, that the Individuals may disclose such proposed Business Opportunity to other persons at the end of the Review Period (as defined below) with respect thereto if SITI has not exercised its right of first negotiation with respect thereto or such right has terminated as provided below. The Individuals shall present to SITI's Chief Executive Officer all new Business Opportunities they locate or originate, provided that SITI is still operating and has or can obtain funding for Business Opportunities. SITI shall have 20 days, or, in the case of emergent Business Opportunities, such shorter period of time as SITI and the Individual presenting such Business Opportunity shall reasonably agree (the "Review Period"), in which to evaluate any Business Opportunity and shall have a right of first negotiation with respect thereto, such negotiations to be conducted, if they occur, by SITI's Chief Executive Officer. SITI's right of first negotiation with respect to such Business Opportunity shall terminate at the end of such Review Period and the Individual who presented such Business Opportunity shall thereafter be free to present such Business Opportunity to third parties. SITI and the Individuals shall negotiate in good faith on an ongoing basis regarding salaries and stock option incentives for their efforts described above. Notwithstanding the foregoing, if SITI and the Individuals cannot conclude their negotiations regarding initial salaries and stock option incentives for the efforts of the Individuals in connection with any Business Opportunity during the Review Period for such Business Opportunity, SITI's right of first negotiation with respect to such Business Opportunity shall be deemed to terminate at the end of such Review Period.

8. BOARD OF DIRECTORS. (a) The Board of Directors of Tropia shall consist of three directors including the Chief Executive Officer of Tropia and two SITI Nominees, at least one of whom shall be the Chief Executive Officer or the Chief Financial Officer of SITI. J. Blank shall initially be elected as a director and the Chief Executive Officer of Tropia for a term of two years, which term may be renewed thereafter as determined by the stockholders and the Board, respectively, of Tropia.

     (b) Board meetings shall occur as needed, but at least quarterly. A preliminary agenda shall be disseminated with the notice of each meeting. Telephonic Board meetings may be used when necessary. A quorum at Board meetings shall require the presence of at least a majority of the directors. All reasonable efforts (considering the nature of the matters to be discussed at each meeting) shall be made to accommodate the schedule of the Chief Executive Officer of Tropia so that he may attend each meeting in person or by telephone. Actions of the Board of Tropia shall require approval of a majority of the directors; provided that actions with respect to the following matters must be approved by at least one SITI Nominee who is the Chief Executive Officer or Chief Financial Officer of SITI (as part of such majority) and shall be preceded by review and consultation with the Chief Executive Officer of Tropia:

               (i) Tropia's budgets, distributions to SITI, employment or consulting contracts or arrangements or any business dealings with SITI, any Individual or any of their affiliates;

               (ii) borrowings, leases and guarantees of debt in any amounts over $25,000 in annual expense or exposure;

               (iii)capital expenditures in excess of budgeted amounts, or other material variations from budgeted amounts or amounts set forth in any business plan;

               (iv) changes in the nature of the Business; and

               (v) plans to go public, spin-off, sell, merge or otherwise transfer, all or substantially all the assets of Tropia, or liquidate or dissolve Tropia.

9. PIGGY-BACK REGISTRATION RIGHTS. SITI shall grant to the Individuals customary "piggy-back" registration rights on future registrations of SITI Shares, subject to customary terms and conditions (including, without limitation, cross-indemnifications, "stand-still" requirements, and the right of SITI and its underwriters, in view of market and other conditions, to reduce or eliminate the number of shares proposed to be registered).

10. GOOD FAITH. The parties acknowledge that the Business is a start-up with high risk and growth potential, and anticipate possible changes of strategy or focus, and substantial capital needs. SITI and the Individuals foresee a continuing requirement of good-faith, fairness and full disclosure in their dealings with each other. They agree that such standards shall apply to all of their dealings with each other (whether through Tropia, other subsidiaries of SITI, or otherwise) and in issues of business policy. Good faith, fairness and full disclosure obligations, and all other obligations of the parties hereunder, shall apply hereunder subject to applicable law, including any fiduciary duties of the parties which may apply.


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11.  INVENTIONS.  (a) The  Individuals  agree that any invention,  trade secret, improvement, patent, patent application or writing, and any program, system or novel technique, whether or not capable of being trademarked, copyrighted or patented (any of the foregoing being an "Invention"), conceived, devised, developed or otherwise obtained by them while engaged in their active duties for Tropia hereunder directly relating to the Business (as defined in Section 1), shall be and become the property of Tropia; and each Individual agrees to give
Tropia  prompt  written  notice  of  his  conception,   invention,   authorship,
development or acquisition of any such Invention and to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents and to do all appropriate lawful acts (all at Tropia's expense) as may be reasonably required by Tropia to transfer, assign, confirm and perfect in Tropia all legally protectible rights in any such Invention.

     (b) However, as an incentive to the Individuals, Tropia agrees that they shall as a group have the right to receive 25% of the net proceeds (whether cash or property) from the exploitation of rights in such Invention by Tropia outside the normal course of Tropia's business operations, including any sale of, or licensing fee or royalty relating to, such Invention. Tropia shall keep the Individuals informed as to any such exploitation, provide to each Individual on a regular basis an accounting of the proceeds received by Tropia from any such exploitation and promptly remit such 25% of the net proceeds from such exploitation to the Individuals (such amount to divided among the Individuals as they shall agree). The Individuals presently contemplate developing a number of software programs through Tropia as "freeware" which are intended to enhance relations with users of the Web Site. These software programs will constitute Inventions and may have broader applications which can be commercially exploited at other web sites and by other businesses. Nothing contained herein shall be deemed to require Tropia to obtain the consent of any Individual (except if required in such Individual's capacity as an officer or director of Tropia) to exploit any rights in any Invention, whether within or outside the normal course of Tropia's business operations. Not more than once in each calendar year, the Individuals may appoint, at their own expense and upon at least 30 days' notice to SITI, a qualified accountant to inspect, at the premises of SITI during normal business hours, those books and records of SITI which relate to the calculation of payments due hereunder. Complete records shall be maintained by SITI, and reasonable inquiries by the Individuals shall be answered promptly with supporting information as required. Should such an audit reveal accrued, unpaid royalties which SITI owes to the Individuals under the terms of this Agreement, then SITI shall immediately pay all sums due to the Individuals, with interest thereon at the rate of 10% per annum. Should such an audit reveal that SITI underpaid the Individuals by 10% or more, SITI shall also pay for the cost of such audit.

12. LEGEND. All SITI Shares issued hereunder shall bear the legend set forth on Exhibit E hereto.

13.  SURVIVAL;  INDEMNITY.  (a) All of the representations and warranties of the

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parties contained in this Agreement or in any related document shall survive the execution, delivery and performance of this Agreement and the termination of this Agreement (notwithstanding any investigation made by or on behalf of any party) for a period of one year after the date hereof, except that the representations and warranties contained in Section 2 and Section 3of Exhibit B hereto shall survive indefinitely . The covenants and other agreements contained in Sections 5(b) and (c), the last sentence of Section 7(b), and Sections 9, 10, 11, 13 and 14 shall survive the termination of this Agreement.

     (b) Each Seller and J. Blank hereby agrees to indemnify, defend and hold harmless SITI, and its officers, directors, employees and agents from and against any loss, liability, action, proceeding, claim, damage, demand, cost, expense (including reasonable legal fees and expenses) or settlement (collectively, "Losses") incurred or suffered by it relating to or arising out of the material breach of any representation, warranty, covenant or agreement of such Seller or J. Blank, as the case may be, contained in this Agreement or in any related document, provided, that notwithstanding the foregoing, no Individual shall be liable for Losses to the extent resulting from the breach of any representation or warranty set forth in Section 2 of Exhibit B hereto by the other Individual and each Seller's and J. Blank's liability hereunder shall be subject to the limitation on liability set forth in Section 5(b).

     (c) SITI hereby agrees to indemnify, defend and hold harmless each Seller and J. Blank from and against any Losses incurred or suffered by him or it relating to or arising out of the material breach of any representation, warranty, covenant or agreement of SITI contained in this Agreement or in any related document.

     (d) Each of L. Powers and B. Powers hereby agrees to indemnify, defend and hold harmless each Seller, J. Blank and SITI from and against any Losses incurred or suffered by him or it relating to or arising out of the material breach of any representation, warranty, covenant or agreement of L. Powers and
B. Powers contained in this Agreement or in any related document.

14. MISCELLANEOUS. This Agreement (including the Schedules and Exhibits hereto) contains the entire understanding of the parties with respect to the subject matter hereof. All rights and remedies of the parties under any provision of this Agreement shall be in addition to any other rights and remedies provided hereunder or under applicable law. No amendment or modification of this Agreement shall be valid or binding unless made in writing and executed by the parties. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. All consents and waivers shall be in writing. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, exclusive of conflicts of laws provisions. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective administrators, heirs, legatees, devisees, distributees, personal and legal representatives, executors, successors and permitted assigns. Neither the Sellers nor J. Blank shall assign any of their rights or obligations hereunder without the written consent of SITI. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement.

15. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, which arbitration shall be held in New York, New York. The arbitrator(s) shall apply the substantive law of the State of New York, any applicable substantive federal law, and the terms and conditions of this Agreement, in making rulings and in rendering the final arbitration award (which shall be in writing and specify the factual and legal bases therefor).

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered, as of the day and year first written above.

ATTEST:                             SPECTRUM INFORMATION
                                    TECHNOLOGIES, INC., doing
                                    business as Siti-Sites.com


By:_________________________        By:__________________________
                                    Name:Lawrence Powers
                                    Title:Chief Executive Officer

ATTEST:                             SITI-II, INC.


By:________________________         By:__________________________
                                    Name:Lawrence Powers
                                    Title:Chief Executive Officer

ATTEST:                             TROPIA, INC.


By:________________________         By:__________________________
                                    Name:Jonathan Blank
                                    Title:Chief Executive Officer

WITNESS:


___________________________         __________________________
                                    JONATHAN BLANK

WITNESS:


___________________________         __________________________
                                    ARI BLANK

WITNESS:


___________________________         __________________________
                                    ARJUN NAYYAR

As to Sections 3(a) and 6:

WITNESS:


___________________________         __________________________
                                    LAWRENCE M. POWERS

WITNESS:


___________________________         __________________________
                                    BARCLAY V. POWERS

                                    EXHIBIT A

                                    [Budget]

                                    EXHIBIT B

1.   The Sellers make the following representations and warranties to SITI:

     (a) Tropia is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and any related document to be delivered by Tropia pursuant to this Agreement, have been authorized by all necessary corporate action of Tropia, do not violate or result in a breach of any of Tropia's organizing or governing documents or any agreement to which Tropia is a party or is subject, or any law, judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency by which Tropia or any of its assets is bound. This Agreement, and any related document to be delivered by Tropia pursuant to this Agreement, when executed and delivered by Tropia, will constitute a valid and legally binding obligation of Tropia, enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement, and any related document to be delivered by any Seller pursuant to this Agreement, do not violate or result in a breach of any agreement to which any Seller is a party or is subject, or any law, judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency by which Tropia or any Seller or any of its or his assets is bound. The execution and delivery of this Agreement, and any related document to be delivered by Red Hat pursuant to this Agreement, have been authorized by all necessary corporate action of Red Hat and do not violate or result in a breach of any of Red Hat's organizing or governing documents. This Agreement, and any related document to be delivered by any Seller pursuant to this Agreement, when executed and delivered by such Seller will constitute a valid and legally binding obligation of such Seller, enforceable in accordance with its terms. The Sellers own all of the issued and outstanding stock of Tropia in the percentages set forth in the recitals to this Agreement, free and clear of all liens and encumbrances.

     (c) Schedule 1 to this Exhibit B contains a list of all assets of Tropia on the date hereof, including, without limitation, all Intellectual Property (as defined in paragraph (f) below), confidential plans, studies and budgets. Tropia has good and marketable title (free and clear of all liens and encumbrances) to all of its assets. Such assets constitute all assets which are necessary to the Business as presently conducted.

     (d) As of the date hereof, there are no oral or written agreements to which Tropia is a party or by which it or its assets are bound or pursuant to which it has rights except as set forth on Schedule 2 to this Exhibit B. There are no defaults by Tropia, or, to the best knowledge of the Sellers, any other party thereto, under any such agreement. The Business has complied with and is in compliance with all laws, rules and regulations applicable to it, except where such failure to comply would not have a material adverse effect on the business, operations, assets or condition (financial or otherwise) of Tropia. No representation or warranty by Tropia or any Seller in this Agreement or in any other document delivered or to be delivered to SITI by or on behalf of Tropia or any Seller (on or prior to the date hereof) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

     (e) The Sellers have delivered to SITI a balance sheet of Tropia as of ___________ (the "Balance Sheet"). The Balance Sheet has been prepared in accordance with generally accepted accounting principles and fairly presents the financial condition of Tropia as of the date thereof. Since the date thereof, there has not been any change in the assets, liabilities, financial condition or operations of Tropia from that reflected in the Balance Sheet, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse. The Budget was prepared based upon reasonable assumptions given the operations of the Business to date, the current state of the economy and other relevant factors.

     (f) Tropia owns or has the right to use all patents, patent applications, trademarks, service marks, trade names, copyrights, or other trade secrets and processes (collectively, the "Intellectual Property") used or proposed to be used by Tropia in the conduct of the Business. The Sellers do not have any knowledge that Tropia's ownership, possession or other use or exploitation of any of its Intellectual Property violates the rights of any person or entity. To the best knowledge of the Sellers, no Individual or any other person or entity owns or has any other right in or to, or has claimed any ownership or other right in or to, any Intellectual Property.

     (g) There are no actions, claims, suits, proceedings or, to the best knowledge of the Sellers, investigations, pending or, to the best knowledge of the Sellers, threatened, against Tropia or its properties, or against any Seller before any court, governmental agency, arbitration board or other tribunal.

     (h) The Web Site is Year 2000 Compliant (as defined below) and will not be adversely affected with respect to functionality, interoperability, performance or volume capacity by virtue of the arrival of the year 2000. For purposes of this Agreement, "Year 2000 Compliant" means that the Web Site (i) will accurately receive, record, store, provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; (ii) will accurately perform all date-dependent calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty- first centuries, the years 1999 and 2000 and all leap years; and (iii) will not malfunction, cease to function or provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000 or from 2000 to 2001, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date; in each case without human intervention, other than original data entry; provided in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by Tropia correctly exchange date data with or provide data to the Web Site.

2. Each Seller and J. Blank makes the following additional representations and warranties to SITI:

     Such Seller or J. Blank, as the case may be, is capable of evaluating the merits and risks of an investment in SITI; such Seller or J. Blank, as the case may be, is acquiring his or its SITI Shares for investment for his or its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, except that Red Hat shall distribute all SITI Shares acquired by it hereunder to J. Blank; such Seller or J. Blank, as the case may be, understands that his or its SITI Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws and that the SITI Shares may not be sold without such registration or an exemption therefrom; such Seller or J. Blank, as the case may be, is not relying on SITI, its representatives or agents, or on any representation or warranty contained herein or in any other document delivered by SITI in connection herewith, with respect to the tax consequences of this Agreement; and such Seller or J. Blank, as the case may be, has had, prior to the date hereof, the opportunity to ask questions of, and receive answers and additional information from, SITI concerning SITI's business, management and financial affairs.

3.   Each  Individual  makes  the  following   additional   representations  and
warranties to SITI:

     No Individual is a party to any other agreement which contains provisions relating to non-competition, non-solicitation of customers, non- disclosure of confidential information or proprietary information, non- inducement or non-hiring of employees or agents of another party, work-for- hire or any other agreement or provision which, directly or indirectly, (i) limits the freedom of such Individual to compete in any line of business in any geographical area,
(ii) limits the freedom of such Individual to use any patent, trademark, trade name, service mark, copyright, or other item of intellectual property, or (iii) claims ownership for any other party of intellectual property created by such Individual (collectively, "Restrictive Covenant Agreements").

                                    EXHIBIT C

SITI makes the following representations and warranties to the Individuals:

     (a) Each of SITI and SITI-II is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The execution and delivery of this Agreement, and any related document to be delivered by SITI or SITI-II pursuant to this Agreement, have been authorized by all necessary corporate action of SITI or SITI-II, as the case may be, do not violate or result in a breach of any of SITI's or SITI- II's organizing or governing documents or any agreement to which SITI or SITI-II is a party or is subject, or any law, judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency by which SITI or SITI-II or any of its assets is bound. This Agreement, and any related document to be delivered by SITI or SITI-II pursuant to this Agreement, when executed and delivered by SITI or SITI-II, will constitute a valid and legally binding obligation of SITI or SITI-II, as the case may be, enforceable in accordance with its terms.

     (b) The audited consolidated financial statements of SITI contained in SITI's Annual Report on Form 10-K for the year ended March 31, 1998 and the unaudited consolidated interim financial statements of SITI for the fiscal quarter ended December 31, 1998 contained in SITI's Quarterly Report on Form 10-Q for the quarter then ended, including the notes relating thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto, or in the case of the unaudited interim financial statements, as may be permitted by the Securities and Exchange Commission on Form 10-Q under the Securities Exchange Act of 1934, as amended). Said financial statements and related notes fairly present (subject, in the case of interim financial statements, to year-end audit and adjustments) the consolidated financial position and the results of operations and cash flow of SITI as of the respective dates thereof and for the periods indicated. Since December 31, 1998, there has not been any change in the business condition of SITI, except (i) changes in the ordinary course of business which have not been, in the aggregate, materially adverse and (ii) that SITI's Investment and Business Development Agreement involving Minutemeals.com, Inc. has ended.

     (c) The SITI Shares to be issued to the Individuals hereunder, including those to be delivered upon release from escrow, if applicable, will be duly authorized and validly issued, full paid and non-assessable and will be free of all liens and encumbrances.

     (d) Assuming the truth and accuracy of the Seller's and J. Blank's representations in Exhibit B hereto, the sale of the SITI Shares to be issued hereunder constitutes a transaction exempt from the registration requirements of
Section 5 of the Securities Act.

                                   EXHIBIT D

L. Powers and B. Powers make the following representations and warranties to SITI, the Sellers and J. Blank:

     The execution and delivery of this Agreement, and any related document to be delivered by L. Powers or B. Powers pursuant to this Agreement do not violate or result in a breach of any agreement to which L. Powers or B. Powers, as the case may be, is a party or is subject, or any law, judgment, order, writ, injunction, decree, rule or regulation of any court or administrative agency by which L. Powers or B. Powers, as the case may be, or any of his assets is bound. This Agreement, and any related document to be delivered by L. Powers or B. Powers pursuant to this Agreement, when executed and delivered by L. Powers or
B. Powers, as the case may be, will constitute a valid and legally binding obligation of L. Powers or B. Powers, as the case may be, enforceable in accordance with its terms.

                                 EXHIBIT E


     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE OWNER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.